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                                                                   Exhibit 10.26


                            SUBORDINATION AGREEMENT

         THIS SUBORDINATION AGREEMENT ("AGREEMENT") is dated effective as of March 15, 2000, by and among STANWICH FINANCIAL SERVICES CORP., a Rhode Island corporation ("SUBORDINATE CREDITOR"), NAB ASSET CORPORATION, a Texas corporation (the "COMPANY"), and BANK UNITED, a federally chartered savings bank, as agent ("SENIOR Creditor").
                                    RECITALS:

         a. The Debtor is indebted to the Subordinate Creditor under a certain Promissory Note issued March 15, 2000, but effective March 7, 2000 in the principal amount of $4,000,000 (the "SUBORDINATED NOTE").

         b. The Company has certain contingent obligations to the Senior Creditor under a certain Guaranty dated June 15, 1999 issued by the Company in favor of the Senior Creditor (the "GUARANTY"). Under the Guaranty, the Company guarantied the payment of the obligations of its subsidiary, Mortgage Portfolio Services, Inc. ("MPS"), to the Senior Creditor under that certain CREDIT AGREEMENT dated June 15, 1999 between MPS and the Senior Creditor (the "CREDIT AGREEMENT").

         c. Section 6.09 of the Credit Agreement requires that the Company, as guarantor, maintain a consolidated net worth of not less than $5,000,000.

         d. Since September 30, 1999, the Company's consolidated net worth has been less than $5,000,000.

         e. The Company and MPS requested the Senior Creditor to amend the second sentence of Section 6.09 of the Credit Agreement to read as follows: "As of the end of each Fiscal Quarter, Guarantor's Consolidated Net Worth plus Subordinated Debt, if any, shall not be less than Five Million Dollars ($5,000,000)." The Senior Creditor agreed to such amendment provided that the parties enter into this Agreement.

         In consideration of the premises and the mutual agreements herein set forth, Company, Subordinate Creditor and Senior Creditor hereby agree as follows:

         1. As used in this Agreement, and in addition to the definitions stated above, the following terms have these meanings:

                  a. Senior Debt means all debt and obligations now existing or hereafter arising of Company to Senior Creditor under the Guaranty, whether direct or indirect, primary or secondary, joint or several, fixed or contingent and whether originally payable. The Senior Debt shall include amounts accruing subsequent to the filing of any bankruptcy, receivership, insolvency or like petition. Without limiting the generality of the foregoing, Senior Debt shall include all obligations of Company to Senior Credit under the Guaranty for fees,


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to indemnify, to reimburse for expenses and to reimburse for advances (whether for the payment of taxes, insurance premiums, the preservation or protection of property or title to property or any other reason).

                  b. Subordinated Debt means all debt of Company now or hereafter evidenced by the Subordinated Note.

         2. Unless and until this Agreement shall have terminated, or Senior Creditor shall have specifically consented in writing, Subordinate Creditor will not, except as otherwise specifically provided in section 22 below, (a) ask, demand, sue for, take or receive, or retain, from Company or any other person or entity, by setoff or in any other manner, payment of all or any part of the Subordinated Debt, (b) ask for, demand, receive or refuse to release in writing promptly after Senior Creditor's request any security for the Subordinated Debt,
(c) amend any document existing in connection with the Subordinated Debt, (d) bring or join with any creditor in bringing any proceeding against Company under any bankruptcy, reorganization, readjustment or arrangement of debt, suspension of payments, receivership, liquidation or insolvency or similar law or statute now or hereafter in effect ("PROCEEDINGS"), or (e) seek, join or assist any other creditor in seeking to have any of the business or assets of Company substantively consolidated with any of the business or liabilities of any other entity in any such proceeding. Subordinate Creditor hereby directs Company to make, and Company hereby agrees to make, such prior payment of the Senior Debt to Senior Creditor.

         3. (a) Upon any distribution of the assets of Company in connection with any dissolution, winding up, liquidation or reorganization of Company (whether in Proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of Company or otherwise), Senior Creditor shall first be entitled to receive payment in full of all Senior Debt before Subordinate Creditor shall be entitled to receive any payment in respect of the Subordinated Debt. Upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets of Company of any kind or character, whether in cash, property or securities, to which Subordinate Creditor would be entitled except for the provisions of this Agreement (including any such payment or distribution which may be payable or deliverable by virtue of the provisions of any securities which are subordinated as junior in right of payment to the Subordinated Debt) shall be made by the liquidating trustee or agent or other persons making such payment or distribution (whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise) (a "PAYING PARTY"), or if received by Subordinate Creditor, directly to Senior Creditor, to the extent necessary to pay in full the Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to Senior Creditor, pursuant to the terms of the Guaranty (in the case of payments or distributions of Company's assets). Subordinate Creditor hereby authorizes and directs each Paying Party to pay over to Senior Creditor upon demand by Senior Creditor, all such payments or distributions without the necessity of any inquiry as to the status or balance of the Senior Debt, and without further notice to or consent of Subordinate Creditor. Any such payments received by the Senior Creditor in excess of the Senior Debt shall be held in trust for the benefit of Subordinate Creditor and shall promptly be paid over to Subordinate Creditor by Senior Creditor.

                  (b) Subordinate Creditor hereby irrevocable authorizes and empowers Senior Creditor, after default has occurred under the Guaranty, to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor, to execute, sign, endorse, transfer and deliver any and all receipts and instruments, and to file claims and take such other proceedings, all in the name of Subordinate Creditor, or


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otherwise, as Senior Creditor may deem necessary or advisable for the enforcement of this Agreement, but Senior Creditor has no obligation to do so. Subordinate Creditor hereby (i) agrees duly and promptly to take such action as may be required by Senior Creditor to collect the Subordinated Debt for the account of Senior Creditor including filing appropriate proofs of claim in respect of the Subordinated Debt, (ii) authorizes and empowers Senior Creditor to vote the full amount of the Subordinated Debt in any bankruptcy, reorganization or similar proceedings affecting Company and in any meeting of creditors of Company, (iii) agrees to execute and deliver to senior Creditor or its representatives on demand such powers of attorney, proofs of claim and other instruments as may be requested by Senior Creditor or its representatives to enable Senior Creditor to enforce any and all claims upon or with respect to the Subordinated Debt, to collect and receive any and all such payments or distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Debt and to vote the full amount of the Subordinated Debt in any proceeding or meeting referred to in clause (ii) of this subparagraph 3(b).

                  (c) In the event any payment or distribution of assets of Company of any kind or character, whether in cash, property or securities, and whether or not pursuant to any dissolution, winding up, liquidation or reorganization, not permitted by or in accordance with the provisions of this Agreement shall be received by Subordinate Creditor, Subordinate Creditor shall not commingle such payment or distribution to Subordinate Creditor with other funds and shall hold it in trust for the benefit of, and shall pay it over or deliver it to, Senior Creditor, or to Senior Creditor's representative, in precisely the form received (except for the endorsement or assignment of Subordinate Creditor where required to effect a complete transfer); provided, that the provisions of this subparagraph 3(c) shall not be applicable to interest payments which shall have been made to Subordinate Creditor in strict accordance with the provisions of Section 22 below. In the event Subordinate Creditor fails to make any such endorsement or assignment, Senior Creditor is hereby irrevocable authorized to make it and to sign Subordinate Creditor's name to it as Subordinate Creditor's agent.

                  (d) Subject to the payment in full of all Senior Debt, the Subordinate Creditor shall be subrogated to the rights of the holder of the Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until all amounts owing on the Subordinated Debt shall be paid in full, and, as between the Company, its creditors (other than holders of Senior Debt) and the Subordinate Creditor, no such payment or distribution made to the holder of the Senior Debt by virtue of this Section 3, which otherwise would have been made to the Subordinate Creditor, shall be deemed to be a payment by the Company on account of any Senior Debt, it being understood that the provisions of this Section 3 are and are intended solely for the purpose of defining the relative rights of the Subordinate Creditor, on the one hand, and the holder of Senior Debt, on the other hand.

                  (e) The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of Subordinate Creditor and Senior Creditor, and are solely for the benefit of Senior Creditor and may not be relied upon or enforced by any person or entity other than Senior Creditor and other present and future holders of the Senior Debt, and nothing contained in this Agreement is intended to or shall impair the obligation of Company, which is unconditional and absolute, to pay to Subordinate Creditor the principal of and interest on the Subordinated Debt as and when the same shall become due and payable, or to affect the relative rights of Subordinate Creditor and creditors of Company other than Senior Creditor.


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                  (f) Senior Creditor may, at any time and from time to time, without the consent of or notice to Subordinate Creditor, and without impairing or releasing the obligations of Subordinate Creditor hereunder (i) change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, the Senior Debt or the security therefor, or otherwise amend in any manner the Credit Agreement, the Guaranty, or any loan documents executed in connection with or relating to the Senior Debt; (ii) exercise or refrain from exercising any rights against Company and others; (iii) apply any sums by whomsoever paid or however realized to the Senior Debt, whether or not then matured; (iv) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property whatsoever and by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, any Senior Debt;
(v) release anyone liable in any manner for the payment or collection of any Senior Debt; and (vi) settle or compromise all or any part of the Senior Debt, and subordinate the payment of any part of the Senior Debt to the payment of any other debt (including any other part of the Senior Debt). No invalidity, irregularity or unenforceability of all or any part of the Senior Debt or of any of the Senior Creditor's Liens shall affect, impair or be a defense to this Agreement.

         4. Subordinate Creditor represents and warrants that no liens, security interests or assignments exist to secure any Subordinated Debt, and agrees that no liens, security interests or assignments ("SUBORDINATE LIENS") will arise or will be taken in the future to secure any Subordinated Debt without the specific written consent of Senior Creditor. Without limiting the foregoing, Subordinate Creditor hereby agrees until this Agreement is terminated (a) that Subordinate Creditor will not enforce any Subordinate Liens which may exist from time to time without the specific prior written consent of Senior Creditor and (b) that the Subordinate Liens, to the extent enforceable, will be enforceable by Senior Creditor. All amounts, whether in the form of cash, proceeds, checks, drafts, orders or other instruments for the payment of money, recovered with respect to any property of Company subject to the Subordinate Liens by the enforcement of the Subordinate Liens, shall, immediately upon the receipt by Subordinate Creditor, be paid over and delivered in the form received, but with any necessary endorsements or instruments required for payment, to Senior Creditor, and, until so delivered shall not be commingled with any other funds or property but shall be held by Subordinate Creditor upon an express trust for the benefit of Senior Creditor.

         5. Subordinate Creditor hereby expressly subordinates and makes second, junior and inferior any and all liens, rights, powers, titles and interests of Subordinate Creditor under, pursuant to or by virtue of the Subordinate Liens (if any) to all liens, rights, titles and interests of Senior Creditor under, pursuant to or by virtue of the Senior Creditor's Liens, and Subordinate Creditor agrees that all liens, rights, titles and interests of the Senior Creditor's Liens shall be unconditionally first, prior and superior to any and all lines, rights, powers, titles and interests of Subordinate Creditor under, pursuant to or by virtue of the Subordinate Liens. Subordinate Creditor further agrees that any and all liens, rights, titles and interests of Subordinate Creditor under, pursuant to or by virtue of the Subordinate Liens shall be and remain expressly subject and subordinate to any renewal, extension, refinancing, consolidation, modification or supplement of the liens, rights, titles and interests of the Senior Creditor's Liens, as well as any and all increases of them.

         6. Subordinate Creditor, its successors or assigns or any other legal holder of the Subordinated Debt shall not acquire by subrogation, assignment, contract or otherwise, any lien upon or other estate, right or interest in any property (including but not limited to any which may arise in respect to real estate taxes, assessments or other governmental charges) which is or may be prior in right or dignity to the Senior Liens or any renewal, extension, refinancing, consolidation, modification or supplement of them.


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         7. Subordinate Creditor represents to Senior Creditor that the
Subordinated Debt is in good standing and in full force and effect and no breaches or defaults exist under the Subordinated Note which have not been cured or waived, and that the outstanding principal balance of the Subordinated Debt on this date is FOUR MILLION DOLLARS ($4,000,000).

         8. This Agreement extends to and covers all amounts due on the Senior Debt both before and after filing of any Proceeding by or against Company, and Senior Creditor shall be entitled to amounts accruing on the Senior Debt from the date of filing of any such Proceeding to the date of full and final payment of the Senior Debt.

         9. No part of the Subordinated Debt or any instrument evidencing or securing it has been heretofore transferred or assigned, and Subordinate Creditor will not transfer or assign any part of the Subordinated Debt or any instrument evidencing any part of it while the Senior Debt remains unpaid without providing written notice of any such transfer or assignment to Senior Creditor at or before the time of the transfer or assignment, which notice shall include the name, address, telephone and telecopy numbers of the transferee and must be accompanied by (a) a true, correct and complete copy of the instrument(s) of assignment and (b) a statement (which may be made a part of the assignment) executed by the transferee or assignee of the transferee's or assignee's express written recognition of this Agreement and agreement to recognize it, abide by it and honor it in accordance with its terms. No such assignment or transfer shall be effective unless and until such notice, assignment copy and transferee's statement have been received by Senior Creditor. ANY INSTRUMENT NOW OR HEREAFTER EVIDENCING THE SUBORDINATED DEBT WILL CONTAIN PROVISIONS REFERRING SPECIFICALLY TO THIS AGREEMENT.

         10. In the event of a breach by any party to it of any of the provisions of this Agreement, or in the event any representation or warranty contained herein or furnished to Senior Creditor by any party to it shall prove to have been false when made, Senior Creditor shall have all rights provided to it under law or equity, including, without limitation, the right to sue the breaching party or parties to recover damages suffered by Senior Creditor as a result of such breach, and the right to obtain injunctive relief.

         11. Subordinate Creditor shall give, execute and deliver any notice, statement, instrument, document, agreement or other papers, and shall permit Senior Creditor, upon request, to make any notation or endorsement upon any promissory note or other instrument or paper evidencing or securing the Subordinated Debt, that may be necessary or desirable, or that Senior Creditor any reasonably request, in order to create, preserve or validate the rights of Senior Creditor under this Agreement, to enable Senior Creditor to exercise or enforce its rights under it, or otherwise to effect the purposes of this Agreement.

         12. This Agreement is a continuing one, and all Senior Debt to which it applies or may apply under its terms shall conclusively be presumed to have been created in reliance on this Agreement.

         13. Company hereby agrees to pay upon demand all attorneys' fees and expenses reasonably incurred by Senior Creditor in connection with the enforcement of its rights under this Agreement.


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         14. Subordinate Creditor and Company agree that, if at any time all or any part of any payment previously applied by Senior Creditor to the Senior Debt is or must be returned by Senior Creditor or recovered from Senior Creditor for any reason (including the order of any bankruptcy court), this Agreement shall automatically be reinstated to the same effect as if the prior application had not been made, and, in addition, Company hereby agrees to indemnify Senior Creditor against, and to save and hold Senior Creditor harmless from, any required return by Senior Creditor or recovery from Senior Creditor of any such payments because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws, or for any other reason.

         15. Subordinate Creditor acknowledges that he has been given the opportunity to receive and review the Credit Agreement, the Guaranty and the other loan documents executed in connection with or relating to the Senior Debt and that Subordinate Creditor has availed himself of such opportunity to the extent he desires to do so, and that he has no objection to any of the terms and conditions of such documents and consents to the execution and delivery of them and of this Agreement by Company, and to the performance of each of them by Company.

         16. Except as provided in the next sentence, this Agreement and the subordination provided for herein shall terminate on the earliest of the following to occur: (i) payment in full of the Senior Debt, (ii) termination of the Guaranty and (iii) December 31, 2000. If an Insolvency Event (as defined below in this Section 3) shall have occurred prior to the termination of this Agreement pursuant to the preceding sentence, then, in such case, this Agreement and the subordination provided for herein shall terminate on the earlier to occur of (i) payment in full of the Senior Debt and (ii) termination of the Guaranty. The termination of this Agreement shall not affect any rights of subrogation that the Subordinate Creditor may have under this Agreement or under applicable law, which rights shall survive such termination. An "INSOLVENCY EVENT" shall be deemed to occur if (i) a liquidation, dissolution or winding up of the Company is commenced or (ii) if the Company shall suffer or permit the filing by or against the Company for adjudication, arrangement, reorganization or the like under any federal state bankruptcy or insolvency law or (iii) the Company makes an assignment for the benefit of creditors or (iv) a receiver is appointed by a court of competent jurisdiction for any part of the Company's property or assets; provided, however, that, in the case of an involuntary filing or petition under clause (ii) of this sentence, if the same is dismissed within 45 days of such filing or petition, such Insolvency Event shall be deemed not to have occurred.

         17. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering it against receipt for it, by depositing it with an overnight delivery service or by depositing it in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to the respective parties at the addresses set forth in the introductory paragraph hereof (and if so given, shall be deemed given on the second business day after mailing. The Company's address for notice may be changed at any time and from time to time, but only after thirty (30) days advance written notice to the other parties and shall be the most recent such address furnished in writing by Company to the other parties. Subordinate Creditor's and Senior Creditor's respective addresses for notice may be changed at any time and from time to time, but only after ten (10) days' advance written notice to company and each such party's address for notice shall be the most recent such address furnished in writing by such party to Company. Actual notice, however and from whomever given or received, shall always be effective when received.


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         18. This Agreement shall not be changed orally but shall be changed only by agreement in writing signed by Subordinate Creditor and Senior Creditor (without any necessity for notice to or consent by Company, which are expressly WAIVED by Company). No course of dealing between the parties, no usage of trade and no parole or extrinsic evidence of any nature shall be used to supplement or modify any of the terms or provisions of this Agreement.

         19. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and this Agreement shall be liberally construed so as to carry out the intent of the parties to it.

         20. THIS AGREEMENT (A) SHALL BE BINDING UPON THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS; (B) MAY BE MODIFIED OR AMENDED ONLY BY A WRITING AND SIGNED BY EACH PARTY TO THIS AGREEMENT; (C) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF; (D) MAY BE EXECUTED IN SEVERAL COUNTERPARTS, AND BY THE PARTIES TO IT ON SEPARATE COUNTERPARTS AND EACH COUNTERPART WHEN SO EXECUTED AND DELIVERED SHALL CONSTITUTE AN ORIGINAL AGREEMENT, AND ALL SUCH SEPARATE COUNTERPARTS SHALL CONSTITUTE ONE AND THE SAME AGREEMENT; AND (E) EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE PARTIES WITH RESPECT TO ITS SUBJECT MATTER AND SUPERSEDES ALL PRIOR AGREEMENTS, CONSENTS AND UNDERSTANDINGS RELATING TO SUCH SUBJECT MATTER.

         21. This Agreement is performable in Harris County, Texas, which shall be a proper place of venue for suit on or in respect of this Agreement. Subordinate Creditor irrevocably agrees that any legal proceeding in respect of this Agreement shall be brought in the district courts of Harris County, Texas or the United States District Court for the Southern District of Texas, Houston Division (collectively, the "SPECIFIED COURTS"). Subordinate Creditor hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts of the State of Texas. Subordinate Creditor hereby irrevocably waives, to the fullest extent permitted by law, any objection which he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any Specified Court, and hereby further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Subordinate Creditor further irrevocably consents to the service of process out of any of the Specified Courts in any such suit, action or proceeding by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to Subordinate Creditor at its address as provided in this Agreement or as otherwise provided by Texas law. Nothing herein shall affect the right of Senior Creditor to commence legal proceedings or otherwise proceed against Subordinate Creditor in any jurisdiction or to serve process in any manner permitted by applicable law. Subordinate Creditor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         22. So long as no default has occurred under the Guaranty which has not been waived or fully cured to the satisfaction of Senior Creditor, or would result from such payment (AND THE PARTIES TO THIS AGREEMENT SPECIFICALLY STIPULATE AND AGREE OCCURRENCE OF ANY EVENT OF DEFAULT UNDER THE SUBORDINATED NOTE SHALL


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AUTOMATICALLY CONSTITUTE A DEFAULT UNDER THE SENIOR DEBT), Company may pay, and
Subordinate Creditor may accept and apply, payments (but not prepayments) of interest accruing on the Subordinated Debt in accordance with the Subordinated Note's present terms and provisions, as they may hereafter be supplemented or amended; provided, that no supplement or amendment to the Subordinated Note made without Senior Creditor's prior written consent shall be effective for any purpose.

         23. To the maximum extent not prohibited by law, any controversy, dispute, or claim arising out of, in connection with, or relating to this Agreement or any transaction provided for herein, including but not limited to any claim based on or arising from an alleged tort or an alleged breach of any agreement contained herein, shall, at the request of either party hereto (either before or after the commencement of judicial proceedings), be settled by arbitration pursuant to Title 9 of the United States Code, which the parties hereto acknowledge and agree applies to the transaction involved herein, and in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). In any such arbitration proceeding: (a) all statutes of limitations which would otherwise be applicable shall apply; and (b) the proceeding shall be conducted in Houston, Texas, by a single arbitrator, if the amount in controversy is $1,000,000.00 or less, or by a panel of three arbitrators if the amount in controversy is over $1,000,000.00. All arbitrators shall be selected by the process of appointment from a panel pursuant to Section 13 of the AAA Commercial Arbitration Rules and each arbitrator shall be either an active attorney or retired judge with an AAA acknowledged expertise in the subject matter of the controversy, dispute, or claim. Any award rendered in any such arbitration proceeding shall be final and binding, and judgment upon any such award may be entered in any court having jurisdiction.

         If either party hereto files a proceeding in any court to resolve any such controversy, dispute, or claim, such action shall not constitute a waiver of the right of such party or a bar to the right of any other party to seek arbitration under the provisions of this paragraph of that or any other claim, dispute, or controversy, and the court shall, upon motion of any party to the proceeding, direct that such controversy, dispute, or claim be arbitrated in accordance with this paragraph.

         Notwithstanding any of the foregoing, the parties hereto agree that no arbitrator or panel of arbitrators shall possess or have the power to (i) assess punitive damages, (ii) dissolve, rescind or reform this Agreement (except that the arbitrator may construe ambiguous terms of this Agreement), (iii) enter judgment on the debt, (iv) exercise equitable powers or issue or enter any equitable remedies, or (v) allow discovery of attorney/client privileged information, and the parties hereby waive the aforementioned remedies. The Commercial Arbitration Rules of the AAA are hereby modified to this extent for the purpose of arbitration of any dispute, controversy, or claim arising out of, in connection with this Agreement.


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         EXECUTED as of the date first above written.

                                               "SUBORDINATE CREDITOR"

                                               STANWICH FINANCIAL SERVICES CORP.


                                               By: /s/ Charles E. Bradley, Sr.
                                               Name: Charles E. Bradley, Sr.
                                               Title: President


                                               "COMPANY"

                                               NAB ASSET CORPORATION


                                               By: /s/ Alan Ferree
                                               Name: Alan Ferree
                                               Title: Senior Vice President


                                               "SENIOR CREDITOR"

                                               BANK UNITED


                                               By: /s/ Patrick C. Freeman
                                               Name: Patrick C. Freeman
                                               Title: A.V.P. Account Officer



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